EXHIBIT 10.5
EXHIBIT C-2
INCENTIVE STOCK OPTION AGREEMENT
ANALYSTS INTERNATIONAL CORP.
1999 STOCK OPTION PLAN

Parties:	Analysts International Corporation 3601 West 76th Street, Suite 600 Minneapolis, MN 55435	(“Company”)

	Michael W. Souders	(“Optionee”)
Date:	June 24, 2008

1.               This Incentive Stock Option Agreement is Exhibit C-2 to that certain Employment Agreement between the Company and Optionee dated as of June 24, 2008 (the “Employment Agreement”).

2.               Analysts International Corporation, a Minnesota corporation (the “Company”), pursuant to the 1999 Stock Option Plan (the “Plan”), previously adopted by the Board of Directors of the Company, and in consideration of the services to be rendered to it by the undersigned, Michael Sounders (“Optionee”), hereby grants to the Optionee an option to purchase 93,750 Common Shares of the Company and on the terms and conditions hereinafter provided.  This is an Incentive Stock Option.

3.     The option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  The Plan governs this option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

4.     The Optionee may exercise this option at any time after June 26, 2009, and prior to June 27, 2018, subject to prior termination as provided in the Plan as follows:

(a)	33 1/3% (31,250) of said Common Shares after June 26, 2009;
(b)	33 1/3% (31,250) of said Common Shares after June 26, 2010;
(c)	33 1/3% (31,250) of said Common Shares after June 26, 2011.

5.               The option price for all shares as to which this option shall be exercised shall be the Fair Market Value of such shares on June 27, 2008.  For purposes this Agreement, the Fair Market Value shall be defined as the closing price of the Company’s Common Shares as reported on the NASDAQ Global Market.

6.               In the event of a Change in Control all options granted under this Agreement shall vest immediately and be fully exercisable.  The Plan allows for the Compensation Committee to accelerate the holding period to which an option is otherwise subject, and the Committee has determined to allow for this acceleration of the vesting schedule in the event of a Change in Control.  Change in Control and Change in Control Termination for purposes of this Agreement shall have the same meanings as set forth in Exhibit A of the Employment Agreement, to which this Agreement is Exhibit C-2.  In the event of a Change in Control Termination of Optionee, Optionee will be allowed to exercise the option granted under this Agreement to the extent Optoinee was entitled to exercise the option at the date of his or her Change in Control Termination, within a period of three months following such Change in Control Termination.

7.               If, prior to the expiration of this option, any shares then subject to this option shall be affected by any recapitalization, merger, consolidation, reorganization, stock dividend, stock split, or other change in capitalization affecting the present Common Shares of the Company, then the number and kind of shares covered hereby and the option price per share shall be appropriately adjusted by the Board of Directors of the Company as it may deem to be necessary to prevent any inequity which might otherwise result.  In the event of a merger or consolidation of the Company into any other corporation, the surviving or resulting corporation shall honor this option on a basis  equivalent to the basis on which the issued and outstanding Common Shares of the Company are exchanged in such merger or consolidation.

    IN WITNESS WHEREOF, the parties hereto have caused this Incentive Stock Option Agreement (1999 Stock Option Plan) to be duly executed and delivered as of the day and year first above written.

ANALYSTS INTERNATIONAL CORPORATION	Michael W. Souders
By:______________________________ Date signed:______________________	____________________________________ Date signed: _________________________

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